UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As of June 27, 2013, Industrial Income Trust Inc. (the “Company”) has acquired, either directly or through an unconsolidated joint venture, properties with an aggregate total purchase price of approximately $3.0 billion, comprised of 269 buildings totaling approximately 49.5 million square feet in 21 markets with 503 customers, with an occupancy rate of 91% (leased rate of 91%, which includes in place leases that have not yet commenced), and a weighted-average remaining lease term (based on square feet) of 5.3 years. As of June 27, 2013, the Company’s operating portfolio consisted of 261 industrial buildings totaling 47.7 million square feet and had an occupancy rate of 93% (leased rate of 94%). The Company’s operating portfolio includes stabilized properties and excludes eight buildings in the Company’s development portfolio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

June 27, 2013	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer and Treasurer